Exhibit 99.1

Potlatch Corporation
601 W. First Ave., Suite 1600
Spokane, WA 99201
509.835.1500 www.potlatchcorp.com

News Release

For immediate release:

Contact:	(Investors)	(Media)
	Eric Cremers	Mark Benson
	509.835.1521	509.835.1513

Potlatch Reduces Annual Dividend to $1.24 per Year

Board Declares Distribution on Common Stock

Company Announces 2012 Expected Harvest Level of 3.5 Million Tons

SPOKANE, Wash — December 5, 2011 — Potlatch Corporation (NASDAQ:PCH) today announced that its Board of Directors has reduced the Company’s dividend to $1.24 per year or $0.31 per quarter. This reduction was made following the Company’s presentation of its 2012 annual plan to its Board of Directors, which included management recommendations to reduce harvest levels to preserve the long term value of its strategic timberland holdings. Together with this dividend reduction, the Board approved the Company’s plan to temporarily reduce harvest levels by 15% to 3.5 million tons, until such time as log demand improves.

“We have been able to support our dividend during a prolonged and unprecedented downturn in the housing market through very opportunistic non-strategic land and timber sales over the past couple of years,” said Michael Covey, chairman, president and chief executive officer. “However, with the continuing housing weakness coupled with weak southern log prices, it became clear that a reduction to the dividend commensurate with our harvest reductions for 2012 was the most prudent step to take to preserve long-term value for our shareholders. We recognize the importance of the dividend to our shareholders, and believe this new payout level remains attractive and is appropriate given current industry conditions. We are hopeful that shareholders recognize that these decisions support their long-term interests and balance the stewardship of the Company’s valuable assets, while meeting near term objectives. Following this dividend reduction, the Company’s dividend yield will be in-line with the rest of our industry peers with less financial risk, and preservation of asset value for shareholders. We will continue to monitor our markets and we will increase harvest levels as industry conditions improve,” concluded Mr. Covey.

The distribution of $0.31 per share is payable December 29, 2011 to stockholders of record on December 15, 2011.

CONFERENCE CALL INFORMATION

A live conference call for investors will be held today, December 5, 2011, at 8 a.m. Pacific Time (11:00 a.m. Eastern Time). Those interested may access the webcast at www.potlatchcorp.com by clicking on the Investor Resources link or by conference call at 1-866-393-8403 for U.S./Canada and 1-706-679-7929 for international callers. Participants will be asked to provide conference I.D. number 33078964.

A telephone replay will be available two hours following the conference call until December 12, 2011 by calling 1-800-585-8367 for U.S./Canada or 1-404-537-3406 for international callers. Callers must enter conference I.D. number 33078964 to access the replay.

ABOUT POTLATCH

Potlatch is a Real Estate Investment Trust (REIT) with approximately 1.45 million acres of timberland in Arkansas, Idaho, and Minnesota. Potlatch, a verified forest practices leader, is committed to providing superior returns to stockholders through long-term stewardship of its forest resources. The company also conducts a land sales and development business and operates wood products manufacturing facilities through its taxable REIT subsidiary. For more information about the company, visit our website at www.potlatchcorp.com.

FORWARD-LOOKING STATEMENTS

This press release contains certain forward-looking statements within the meaning of the Private Litigation Reform Act of 1995 as amended, including without limitation, statements about our expectations regarding future company performance, direction of markets, domestic housing starts, business conditions in our Resource, Wood Products and Real Estate segments, harvest levels, log pricing, demand and interest in non-strategic timberlands and rural recreational real estate and HBU lands, our balance sheet and similar matters. These forward-looking statements are based on current expectations, estimates, assumptions and projections that are subject to change, and actual results may differ materially from the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, changes in timberland values; changes in timber harvest levels on the company’s lands; changes in log prices and demand; changes in policy regarding governmental timber sales; changes in the United States and international economies; changes in the level of construction activity; changes in China demand; changes in tariffs, quotas and trade agreements involving wood products and logs; changes in demand for our products; changes in production and production capacity in the forest products industry; competitive pricing pressures for our products; unanticipated manufacturing disruptions; changes in general and industry-specific environmental laws and regulations; unforeseen environmental liabilities or expenditures; weather conditions; changes in raw material and other costs; the ability to satisfy complex rules in order to remain qualified as a REIT; changes in tax laws that could reduce the benefits associated with REIT status; and other risks and uncertainties described from time to time in the company’s public filings with the Securities and Exchange Commission. The forward-looking statements are made as of the date of this press release and the company does not undertake to update any forward-looking statements.

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